EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into this 31st day of August, 2006, by and between SiriCOMM, Inc. (the “Company”) and William W. Graham (the “Employee”).

        In consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the parties hereto make the following agreement, intending to be legally bound hereby:

        1.    Term. The term of this Agreement and Employee’s employment under this Agreement shall commence as of the date hereof and, unless sooner terminated as provided herein, shall continue for a term of two (2) years (“Term”).

        2.    Duties.

(a) The Company agrees to employ Employee and Employee agrees to be employed by the Company for the Term stated in section 1 hereof, subject to the terms and conditions herein provided. Employee shall serve as the Chief Executive Officer (“CEO”) of the Company as that position may be defined from time to time by the board of directors of the Company (“Board”).

(b) Employee shall devote his full working time and best efforts to perform such duties as may be assigned from time to time by the Board. Employee may not be involved in any other active business or employment pursuits during the Term.

        3.    Compensation. During the entire Term:

(a) The Company shall pay, and Employee shall accept, an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000.00). Payments shall be paid monthly subject to all required withholding for applicable state and Federal taxes.

(b) Employee shall be entitled to participate in any and all employee welfare, pension or other benefit plans and programs maintained on or after the effective date of this Agreement for employees of the Company, including, without limitation, health, life and other insurance programs. In addition, the Company shall reimburse Employee for all of his reasonable out-of-pocket expenses incurred in connection with the performance of his duties hereunder, provided Employee provides the Company with detailed expense reports and receipts in accordance with then existing Company policy.

(c) Employee shall be eligible to receive bonus payments in accordance with then existing Company policy as set by the Board.

(d) Employee shall be entitled to four (4) weeks of paid vacation during each year of the Term. Vacation days will neither accrue or be carried over. Employee shall not be entitled to additional compensation for unused vacation days.

(e) Employee shall be eligible to receive two (2) stock grants of fifty thousand (50,000) shares of the Company’s common stock. Each of such grants shall be subject to and consistent with all provisions of the SiriCOMM, Inc. 2002 Equity Incentive Plan. So long as Employee is still an employee of the Company at such times, the first grant shall be deemed fully earned on the first day of the thirteenth month of the Term, and the second grant shall be deemed fully earned on the last day of the Term. If Employee is not still an employee of the Company on the specified date, such grant will not be earned or deliverable. To the extent earned, each of such grants will be deliverable on the last day of the Term.

        4.       Termination. Employee’s employment under this Agreement may be terminated by the Company prior to the expiration of the Term as follows:

(a) At any time without prior notice for:

(i) the commission by Employee of any act of fraud upon or an act evidencing dishonesty toward the Company;

(ii) Employee’s conviction of or plea of guilty/no contest to any felony or misdemeanor involving moral turpitude, or

(iii) the wrongful misappropriation by Employee of any funds, property or rights of the Company.

(b) For a willful failure or refusal of Employee to carry out commercially reasonable duties and responsibilities; provided, however, before the Company terminates Employee’s employment and this Agreement under this subsection for Employee’s “willful failure or refusal,” Company agrees to give Employee written notice of such failure or refusal and a commercially reasonable opportunity of not more than thirty (30) days to cure such failure or refusal.

(c) By reason of Employee’s death.

(d) For any other reason or for no reason at all

(e) Upon the termination of the employment of Employee pursuant to the provisions of subsection (a) above, the Term shall expire, and except for compensation that has already been earned, Employee shall be entitled to no further compensation of any kind from the Company.

(f) Upon the termination of the employment of Employee pursuant to the provisions of subsections (b) above or (c) above, the Term shall expire and he, or his estate in the event of his death, shall be entitled to receive two (2) weeks of compensation as severance pay and except for compensation that has already been earned, the Company shall have no further obligation to compensate Employee.

(g) If Employee is terminated pursuant to subsection (d), then the Company will continue to pay and provide base compensation to Employee for the remainder of the Term. Employee shall not be entitled to continued benefits or bonuses pursuant to 3(b) or 3(c) and shall no longer be eligible to earn any further stock grants pursuant to 3(e) above.

        5.    Non-Disclosure of Confidential Information. In addition to any common law restrictions that may apply, Employee covenants and agrees that he shall not during his employment hereunder, nor at anytime thereafter, disclose any confidential, secret or proprietary Information or knowledge or any trade secrets (collectively, the “Confidential Information”) for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances. For purposes of this Section 5, to the fullest extent permitted by applicable law, as amended from time to time, “Confidential Information” shall include: (a) any information, process, procedure, formula or improvement which has not been published or disseminated or otherwise become a matter of general public knowledge; (b) the whole or any portion of any business plan, financial information, purchasing data, supply data, accounting data or other financial information which has not been published or disseminated or otherwise become a matter of general public knowledge; (c) the whole or any part of any marketing information, marketing strategies, sales records, customer lists, prices, profit margins, sales projections or other sales information which has not been published or disseminated or otherwise become a matter of general knowledge; and (d) trade secrets as defined by the laws of the state of Missouri. Employee acknowledges and agrees that all information falling within the above definition or otherwise related thereto shall he presumed to be Confidential Information and that Confidential Information shall also include any other information which Employee has a reasonable basis to believe to be Confidential Information.

        6.    Property of the Company. Employee covenants and agrees that all memoranda, notes, lists, files, reports, materials, computer disks, programs, records and other documents (and all copies, recordings, abstracts, synopses, notes or other representations of any of the foregoing, whether produced manually or electronically) made or compiled by Employee or made available to Employee relating to the Confidential Information or to the business of the Company, shall remain the sole and exclusive property of the Company and shall be delivered to the Company by Employee promptly upon the termination of Employee’s employment with the Company or at any other time on request.

        7.    Irreparable Harm. Employee acknowledges and agrees that a breach or threatened breach of the obligations regarding confidentiality set forth in Section 5 shall result in irreparable and continuing damage to the Company for which there is no adequate remedy at law. Employee further agrees that in the event of any breach or threatened breach of such obligations, the Company (including successors and assigns) shall he entitled to a temporary restraining order, and to preliminary and permanent injunctive relief restraining such breach or threatened breach and such other and further relief as may be proper against Employee and all persons acting through or for Employee, including partners, agents, servants and employees.

        8.    Waiver. Failure to insist upon a strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any such failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants or conditions hereof.

        9.    Benefit. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, but not limited to, any company which may acquire all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged or by which the Company’s business may be held or prosecuted. The rights of Employee may not be assigned or otherwise transferred nor may the obligations of Employee be delegated. This Agreement shall be binding upon the heirs and personal representatives of Employee insofar as such heirs and personal representatives shall come into possession by any means whatsoever of any Confidential Information. It is further agreed that for purposes of this Agreement, “Company” shall mean SiriCOMM, Inc. and all of its subsidiaries and affiliates.

        10.    Governing Law. This Agreement is executed and delivered in, and shall be governed, enforced and interpreted in accordance with the laws of, the State of Missouri without regard to the principles of conflict of laws.

        11.    Severability. Except as otherwise provided to the contrary herein, each section, paragraph, part, term and/or provision of this Agreement shall he considered severable, and if, for any reason, any section, paragraph, part, term and/or provision herein is determined to be invalid or contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such shall not impair the operation of, or otherwise affect, the other sections, paragraphs, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter will continue to be given full force and effect and bind the parties hereto.

        12.    Right to Recover Costs. The parties agree that, in any action to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and expenses including, including, without limitation, any attorney fees.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Employee has set his hand, both as of the day and year first above written.

                                                     COMPANY:

                                                     SiriCOMM, INC.

                                                     By: /s/ William W. Graham
                                                     Title: President / CEO
                                                     Date: August 31, 2006

                                                     EMPLOYEE:

                                                     /s/ William W. Graham
                                                     William W. Graham
                                                     Date:  August 31, 2006

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